COMPANY CONTACT: Paul Vincent Director - Finance & Investor Relations (281) 874-2700, (800) 777-2412	FOR IMMEDIATE RELEASE

SWIFT ENERGY ANNOUNCES:

96% INCREASE IN FIRST QUARTER 2013 NET INCOME TO $7.2 MILLION, OR $0.16 PER DILUTED SHARE;
8% INCREASE IN FIRST QUARTER 2013 REVENUES TO $146 MILLION;
FIRST QUARTER 2013 ADJUSTED CASH FLOW OF $72.6 MILLION, OR $1.67 PER DILUTED SHARE;
HOUSTON, May 2, 2013 - Swift Energy Company (NYSE: SFY) announced today earnings of $7.2 million for the first quarter of 2013, or $0.16 per diluted share, an increase of 96% when compared to first quarter 2012 earnings from net income of $3.6 million, or $0.08 per diluted share, and a decrease of 37% when compared to net income of $11.2 million in the fourth quarter of 2012.
Adjusted cash flow (cash flow before working capital changes, a non-GAAP measure - see page 7 for reconciliation to the GAAP measure) for the first quarter of 2013 increased 5% to $72.6 million, or $1.67 per diluted share, compared to $69.1 million, or $1.61 per diluted share, for the first quarter of 2012, and decreased 21% when compared to adjusted cash flow of $91.4 million, or $2.13 per diluted share, for the fourth quarter of 2012.
Swift Energy produced 2.82 million barrels of oil equivalent (“MMBoe”) during the first quarter of 2013, a 1% increase over first quarter 2012 production of 2.80 MMBoe, and down 9% compared to fourth quarter 2012 production of 3.11 MMBoe.
Terry Swift, CEO of Swift Energy commented, “Swift Energy delivered strong operational results during the first quarter. Our refined drilling and completion techniques in the Eagle Ford shale and the strong performance of our base production in Lake Washington resulted in higher than forecast production volumes. We're encouraged by our progress so far this year.
“Near term, our focus remains on improving performance, cost efficiencies and results throughout our active operational areas. We are also taking steps to introduce new, high value opportunities to our operations through horizontal drilling in the Louisiana Wilcox, horizontal drilling in the Southwestern Colorado Niobrara and Subsalt exploration in South Louisiana. Finally, as demonstrated by the sale of our Brookeland field, we will be looking at monetizing assets we control that are not a focus of our operations to bring forward unrecognized value in our portfolio.”

First Quarter Revenues and Expenses
Total revenues for the first quarter of 2013 increased 8% to $146.2 million from the $135.9 million generated in the first quarter of 2012. This increase is primarily attributable to higher oil production and higher gas prices in the 2013 period.
Depreciation, depletion and amortization expense (“DD&A”) of $21.33 per barrel of oil equivalent (“Boe”) in the first quarter of 2013 decreased 3% from $21.92 of DD&A per Boe in the comparable period in 2012 due to higher reserves volumes partially offset by a higher depletable base.
Lease operating costs before severance and ad valorem taxes, were $9.73 per Boe in the first quarter 2013, an approximate 11% increase when compared to $8.80 per Boe incurred in the same period of 2012. These expenses were higher due to activities associated with a well control incident in Lake Washington, coupled with increased salt water disposal, chemical treating, lease operator and compressor rental costs in South Texas, offset partially by lower workover costs.
Transportation and processing expense in the first quarter of 2013 of $2.14 per Boe increased from $1.64 per Boe in the first quarter of 2012 due primarily to a one-time prior period amount recognized in the first quarter of 2013.
Severance and ad valorem taxes decreased to $3.47 per Boe in the first quarter of 2013 from $4.63 per Boe in the first quarter of 2012 primarily due to a higher percentage of revenues associated with production in Texas which carries a lower overall severance tax rate than Louisiana and some prior period retroactive tax credits approved and received during the first quarter of 2013.
General and administrative expenses increased to $4.51 per Boe during the first quarter of 2013, up from $4.25 per Boe in the same period in 2012. Interest expense increased to $5.96 per Boe in the first quarter of 2013 compared to $4.81 per Boe for the same period in 2012 due to new long term debt that was issued during the fourth quarter of 2012.
First Quarter Pricing
The Company realized an aggregate average price of $51.97 per Boe during the quarter, an increase from the $48.64 per Boe average price received in the first quarter of 2012.
In the first quarter of 2013, Swift Energy's average crude oil prices decreased 3% to $108.45 per barrel from $111.99 per barrel realized in the same period in 2012. For the same period, average natural gas prices were $2.96 per thousand cubic feet (“Mcf”), up 36% from the $2.18 per Mcf average price realized a year earlier. Prices for NGLs averaged $29.90 per barrel in the 2013 first quarter, a 34% decrease from first quarter 2012 NGL prices of $45.30 per barrel.
First Quarter Drilling Activity
In the first quarter of 2013, Swift Energy drilled ten operated development wells and one non-operated development well. In the Company's South Texas core area, six horizontal wells were drilled to the Eagle Ford shale, five in La Salle County and one in McMullen County, and three were drilled to the Olmos formation in McMullen County.
In Swift Energy's Southeast Louisiana core area, one well was drilled in the Lake Washington field. In the Company's Central Louisiana/East Texas core area, one non-operated well targeting the Austin Chalk was drilled in the Burr Ferry field.
There are currently four operated rigs drilling in the Company's South Texas core area and one operated barge rig drilling in its Southeast Louisiana area. One non-operated rig is also active in the Central Louisiana area.

Operations Update:
South Texas Operations
In the Company's South Texas core area, nine operated wells were completed during the first quarter. In McMullen County, four Eagle Ford wells and two Olmos wells were completed. In La Salle County, three Eagle Ford wells were completed.
Initial Production Test Rates of South Texas Horizontal Wells
Completed in First Quarter 2013
(Operated and 100% Working Interest, unless otherwise noted)

Well Name	County/Formation Target	Oil (Bbls/d)	Natural Gas Liquids (Bbls/d)	Residual Natural Gas (MMcf/d)	Barrels of Oil Equivalent	Pressure (psi)	Choke Setting
Baetz A EF 3H	La Salle - Eagle Ford	315	407	3.4	1,293	2,800	20/64”
PCQ EF 7H	McMullen - Eagle Ford	1,288	191	1.6	1,742	2,537	16/64”
Hayes EF 3H	McMullen - Eagle Ford	713	75	0.6	891	3,183	14/64”
HayesEF 4H	McMullen - Eagle Ford	678	74	0.6	854	2,891	14/64”
Siddons OL 4H	McMullen - Olmos	21	366	4.3	1,108	3,950	20/64”
Quintanilla Me-You EF 2H	McMullen - Eagle Ford	500	121	1.0	788	2,400	17/64”
SMR OL 6H	McMullen - Olmos	884	91	0.6	1,074	2,127	20/64”
ARN EF 6H	La Salle - Eagle Ford	360	115	1.0	637	2,148	18/64”
ARN EF 7H	La Salle - Eagle Ford	407	136	1.2	735	2,402	18/64”

Southeast Louisiana
In the Lake Washington field in Plaquemines Parish, LA, the Company continued its ongoing recompletion and production optimization program, performing one recompletion and twenty-two production optimization projects during the quarter.
In the Lake Washington field, the BLD CM 21, drilled to a measured depth of 6,441 feet and encountering 150 feet of true vertical pay, was recently completed and tested at initial test rates of 667 bbls/d of oil and 0.5 Mmcf/d of natural gas with flowing tubing pressure of 580 psi on a 26/64” choke.
At Bay de Chene, the BDC UA #139, drilled during the fourth quarter to a measured depth of 11,233 feet and encountering 81 feet of true vertical pay, was completed and initially tested at rates of 5.3 Mmcf/d of natural gas and 17 bbls/d of condensate with flow tubing pressure of 3,120 psi on a 16/64” choke.
Central Louisiana
In South Bearhead Creek, the Company has drilled its first upper Wilcox horizontal test well. The James O Dolby H1 has a horizontal length of 3,387 feet and a 12 stage completion will be performed during the second quarter.
The GASRS 29-1-10 well, drilled and completed during the first quarter in the Burr Ferry Field in Vernon Parish, produced hydrocarbons at an initial test rate of 1,042 bbls/d of oil and 3.1 MMcf/d of natural gas with flowing tubing pressure of 5,900 psi on a 16/64” choke. This well experienced a significant mechanical problem shortly after being placed on production and has been shut-in pending further evaluation.
Borrowing Base Reaffirmed
After a regularly scheduled semi-annual review by its 11 member bank group, Swift Energy's borrowing base and commitment amount of $450 million was reaffirmed under its revolving credit facility effective April 26, 2013. The credit facility matures on November 1, 2017.

Divestiture
Swift Energy divested of its interest in the Brookeland field in Louisiana on May 1, 2013 and received sale proceeds of approximately $6.0 million. The sale which has an effective date of April 1, 2013 also included the buyer's assumption of a plugging and abandonment liability, which was carried at a net present value of $11.3 million at March 31, 2013. Swift Energy will use the net cash proceeds from this transaction to fund a portion of its 2013 capital expenditures.
Production attributable to the divested field averaged 359 barrels of oil equivalent per day during the first quarter of 2013 with aggregate proved reserves of approximately 0.8 million barrels of oil equivalent (100% proved developed producing and 30% oil/31% NGL/39% natural gas) at year-end 2012. The disposition sales price is subject to any customary post-closing adjustments, which are not expected to be material.
Price Risk Management
Swift Energy has natural gas floors in place covering approximately 35% - 40% of expected second quarter natural gas production at an average NYMEX strike price of $3.81 per MMBtu. The company also has crude oil floors covering approximately 20-25% of expected second quarter crude oil production at an average NYMEX strike price of $93.60 per barrel. For the third quarter, the Company has also purchased natural gas floors covering 620,000 MMbtu per month at an average NYMEX strike price of $3.95 per MMBtu. Additionally, the Company has entered into a collar transaction for the fourth quarter of 2013 that provides a floor price of $3.75 per MMBtu covering 590,000 MMBtu per month of natural gas production and a ceiling price of $5.08 per MMBtu for 590,000 MMBtu per month, as well as, a three-way collar with a floor price of $4.00 per MMBtu, a ceiling price of $5.00 per MMBtu and a higher call price of $6.00 per MMBtu for 600,000 MMBtu per month during the fourth quarter. On an ongoing basis, details of Swift Energy's complete price risk management activities can be found on the Company's website (www.swiftenergy.com).
Earnings Conference Call
Swift Energy will conduct a live conference call today, May 2, at 10:00 a.m. EDT to discuss first quarter 2013 financial results. To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on May 2 until May 9, by dialing 855-859-2056 and using Conference ID # 30161571. Additionally, the conference call will be available over the Internet by accessing the Company's website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company's website.
About Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements contained herein, other than statements of historical fact, are forward-looking statements, including targets for 2013 production and reserves growth, estimates of 2013 capital expenditures And guidance estimates for the first quarter of 2013 and full-year 2013. These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty and costs of finding, replacing, developing and acquiring reserves, availability and cost of capital, labor, services, supplies and facility capacity, hurricanes or tropical storms disrupting operations, and, volatility in oil or gas prices, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
(In Thousands Except Per Share and Price Amounts)

	Three Months Ended Mar 31
			Percent
	2013	2012	Change
Revenues:
Oil & Gas Sales	$146,477	$136,142	8%
Other	(240)	(264)
Total Revenue	$146,237	$135,878	8%
Net Income	$7,209	$3,570	102%
Basic EPS	$0.16	$0.08	95%
Diluted EPS	$0.16	$0.08	96%
Net Cash Provided By Operating Activities	$62,223	$63,783	(2)%
Net Cash Provided By Operating Activities, Per Diluted Share	$1.43	$1.49	(4)%
Cash Flow Before Working Capital Changes(2) (non-GAAP measure)	$72,632	$69,097	5%
Cash Flow Before Working Capital Changes, Per Diluted Share	$1.67	$1.61	3%
Weighted Average Shares Outstanding (Basic)	43,167	42,674	(1)%
Weighted Average Shares Outstanding (Diluted)	43,323	42,874	(1)%
EBITDA (non-GAAP measure)	$90,283	$81,822	10%
Production (MBoe)	2.82	2.80	1%
Realized Price ($/Boe)	$51.97	$48.64	7%
____________________

(1)	The production, revenue, expense, cash flow and income information reported are the results of continuing operations of Swift Energy.
(2)
See reconciliation on page 7. Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions.

SWIFT ENERGY COMPANY
RECONCILIATION OF GAAP(a) TO NON-GAAP MEASURES
(Unaudited)
(In Thousands)

	Three Months Ended
			Percent
	March 31, 2013	March 31, 2012	Change
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities	$62,223	$63,783	(2)%
Increases and Decreases In:
Accounts Receivable	5,191	(3,193)
Accounts Payable and Accrued Liabilities	(3,085)	7,913
Accrued Interest	8,303	594
Cash Flow Before Working Capital Changes	$72,632	$69,097	5%

INCOME TO EBITDA RECONCILIATIONS:
Net Income	$7,209	$3,570	102%
Provision for Income Taxes	4,377	2,312
Interest Expense, Net	16,802	13,465
Depreciation, Depletion & Amortization & ARO (b)	61,895	62,475
EBITDA	$90,283	$81,822	10%
____________________

(a)	GAAP - Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of	As of
	March 31, 2013	December 31, 2012
Assets:
Current Assets:
Cash and Cash Equivalents	$248	$170
Other Current Assets	84,051	80,367
Total Current Assets	84,299	80,537

Oil and Gas Properties	5,295,365	5,151,103
Other Fixed Assets	41,907	41,690
Less-Accumulated DD&A	(2,908,302)	(2,847,773)
Total Properties	2,428,970	2,345,020

Other Assets	17,930	18,504
	$2,531,199	$2,444,061
Liabilities:
Current Liabilities	$179,867	$177,480
Long-Term Debt	987,168	916,934
Deferred Income Taxes	226,286	223,243
Asset Retirement Obligation	79,523	79,643
Other Long-term Liabilities	10,069	9,901
Stockholders' Equity	1,048,286	1,036,860
	$2,531,199	$2,444,061

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
(In Thousands)

	Three Months Ended		Three Months Ended
	March 31, 2013	Per Boe	March 31, 2012	Per Boe
Revenues:
Oil & Gas Sales	$146,477	$51.97	$136,142	$48.64
Other Revenue	(240)		(264)
	146,237	51.88	135,878	48.55
Costs and Expenses:
General and Administrative, net	12,725	4.51	11,883	4.25
Depreciation, Depletion & Amortization	60,120	21.33	61,363	21.92
Accretion of Asset Retirement Obligation (ARO)	1,775	0.63	1,112	0.40
Lease Operating Costs	27,424	9.73	24,619	8.80
Transportation and Processing Expense	6,030	2.14	4,594	1.64
Severance & Other Taxes	9,775	3.47	12,960	4.63
Interest Expense, Net	16,802	5.96	13,465	4.81
Total Costs & Expenses	134,651	47.77	129,996	46.45
Income Before Income Taxes	11,586	4.11	5,882	2.10
Provision for Income Taxes	4,377	1.55	2,312	0.83
Net Income	$7,209	$2.56	$3,570	$1.28

Additional Information:
Total Capital Expenditures	$144,479		$181,842
Capitalized Geological & Geophysical	$9,129		$8,157
Capitalized Interest Expense	$1,943		$1,999
Deferred Income Tax	$4,377		$2,312

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)

	Three Months Ended
	March 31, 2013	March 31, 2012
Cash Flows From Operating Activities:
Net Income	$7,209	$3,570
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	60,120	61,363
Accretion of Asset Retirement Obligation (ARO)	1,775	1,112
Deferred Income Taxes	4,377	2,312
Stock Based Compensation Expense	3,015	3,629
Other	(3,864)	(2,889)
Change in Assets and Liabilities -
(Increase)/Decrease in Accounts Receivable	(5,191)	3,193
Increase/(Decrease) in Accounts Payable and Accrued Liabilities	3,085	(7,913)
Decrease in Accrued Interest	(8,303)	(594)
Net Cash Provided by Operating Activities	62,223	63,783

Cash Flows From Investing Activities:
Additions to Property and Equipment	(132,981)	(187,915)
Proceeds from the Sale of Property and Equipment	999	532
Net Cash Used in Investing Activities	(131,982)	(187,383)

Cash Flows From Financing Activities:
Net Proceeds From Bank Borrowings	70,300	—
Net Proceeds From Issuance of Common Stock	946	1,329
Purchase of Treasury Shares	(1,409)	(2,636)
Net Cash Provided by (Used in) Financing Activities	69,837	(1,307)
Increase/(Decrease) in Cash and Cash Equivalents	78	(124,907)
Cash and Cash Equivalents at the Beginning of the Period	170	251,696
Cash and Cash Equivalents at the End of the Period	$248	$126,789

SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION
QUARTERLY COMPARISON - SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended			Three Months Ended
	Mar 31,	Dec 31,	Percent	Mar 31,	Percent
	2013	2012	Change	2012	Change
Production:
Oil & Natural Gas Equivalent (MBoe)	2,819	3,108	(9)%	2,799	1%
Natural Gas (Bcf)	7.64	8.69	(12)%	9.24	(17)%
Crude Oil (MBbl)	988	1,115	(11)%	884	12%
NGL (MBbl)	557	545	2%	376	48%

Average Prices:
Combined Oil & Natural Gas ($/Boe)	$51.97	$50.87	2%	$48.64	7%
Natural Gas ($/Mcf)	$2.96	$3.04	(3)%	$2.18	36%
Crude Oil ($/Bbl)	$108.45	$102.73	6%	$111.99	(3)%
NGL ($/Bbl)	$29.90	$31.42	(5)%	$45.30	(34)%

SWIFT ENERGY COMPANY
SECOND QUARTER AND FULL YEAR 2013
GUIDANCE ESTIMATES

	Actual
	For First	Guidance			Guidance
	Quarter	For Second			For Full
	2013	Quarter 2013			Year 2013
Production Volumes (MMBoe)	2.82	2.75	-	2.9	11.70	-	12.1
Production Mix:
Natural Gas (Bcf)	7.64	8.13	-	8.57	33.80	-	34.9
Crude Oil (MMBbl)	0.99	0.91	-	0.96	3.93	-	4.06
Natural Gas Liquids (MMBbl)	0.56	0.49	-	0.51	2.14	-	2.21
Product Pricing (Note 1):
Natural Gas (per Mcf)
NYMEX Differential (Note 2)	$(0.37)	$(0.25)	-	$0.50	$(0.25)	-	$(0.50)
Crude Oil (per Bbl)
NYMEX Differential (Note 3)	$14.08	$7.00	-	$10.00	$7.00	-	$10.00
NGL (per Bbl)
Percent of NYMEX Crude	32%	30%	-	35%	30%	-	35%
Oil & Gas Production Costs:
Lease Operating Costs (per Boe)	$9.73	$9.20	-	$9.70	$8.50	-	$8.80
Transportation and Processing (per Boe)	$2.14	$1.95	-	$2.05	$1.95	-	$2.05
Severance & Ad Valorem Taxes (as % of Revenue dollars)	6.7%	8.0%	-	9.0%	8.0%	-	9.0%

Other Costs:
G&A per Boe	$4.51	$4.35	-	$4.60	$4.15	-	$4.35
Interest Expense per Boe	$5.96	$5.90	-	$6.20	$5.70	-	$5.90
DD&A per Boe	$21.33	$21.10	-	$21.25	$20.50	-	$21.00
Supplemental Information:
Capital Expenditures (in Thousands)
Operations	$134,406	$136,700	-	$156,100	$410,000	-	$446,000
Acquisitions/(Dispositions), net	$(999)	$(6,000)		$(6,000)	$(6,000)		$(6,000)
Capitalized G&G (Note 4)	$9,129	$7,300	-	$7,600	$28,000	-	$30,000
Capitalized Interest	$1,943	$2,000	-	$2,300	$8,000	-	$10,000
Total Capital Expenditures	$144,479	$140,000	-	$160,000	$440,000	-	$480,000

Basic Weighted Average Shares	43,167	43,300	-	43,500	43,300	-	43,600

Diluted Weighted Average Shares	43,323	43,800	-	44,000	43,800	-	44,100

Effective Tax Rate	37.8%	39.0%	-	43.0%	39.0%	-	42.0%
Deferred Tax Percentage	100%	98%	-	100%	98%	-	100%
____________________

Note 1:	Swift Energy maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com)
Note 2:	Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for natural gas sales.
Note 3:	Average of daily WTI NYMEX futures price during the calendar period reflected, which best benchmarks the daily price received for the majority of crude oil sales.
Note 4:	Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.